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                                                                    EXHIBIT 10.1

                        ZIONS BANCORPORATION PENSION PLAN

                 Amended and Restated Effective January 1, 1994












December 6, 1994


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                                Table of Contents

                                                                                                             Page

Introduction...................................................................................................1

Article 1 - Definitions........................................................................................1
       1.1     Accrual Computation Period......................................................................2
       1.2     Accrued Benefit.................................................................................2

       1.3     Accrued Benefit Attributable to the Old Plan Account............................................2
       1.4     Accrued Benefit Attributable to Company Contributions...........................................2
       1.5     Actuarial Equivalent............................................................................2
       1.6     Affiliate or Subsidiary.........................................................................2
       1.7     Authorized Period of Absence....................................................................2
       1.8     Beneficiary.....................................................................................3
       1.9     Break in Service................................................................................3
       1.10    Code............................................................................................3
       1.11    Committee or Retirement Committee...............................................................3
       1.12    Company.........................................................................................3
       1.13    Controlled Group................................................................................3
       1.14    Covered Compensation............................................................................3
       1.15    Credited Service................................................................................4
       1.16    Earnings........................................................................................5
       1.17    Eligible Employee...............................................................................6
       1.18    Eligible Spouse.................................................................................6
       1.19    Eligibility Computation Period..................................................................6
       1.20    Employee........................................................................................6
       1.21    Employment Date.................................................................................6
       1.22    ERISA...........................................................................................6
       1.23    Final Average Earnings..........................................................................6
       1.24    Hour of Service.................................................................................7
       1.25    Investment Manager..............................................................................8
       1.26    Military Service................................................................................9
       1.27    Nonvested Former Participant....................................................................9
       1.28    Old Plan Account................................................................................9
       1.29    Participant.....................................................................................9
       1.30    Participation Date.............................................................................10
       1.31    Plan...........................................................................................10
       1.32    Plan Administrator.............................................................................10
       1.33    Plan Year......................................................................................10
       1.34    Retirement Date................................................................................10
       1.35    Social Security Taxable Wage Base..............................................................10
       1.36    Termination of Employment......................................................................10
       1.37    Trust Agreement................................................................................10
       1.39    Trustee........................................................................................10
       1.40    Vesting Computation Period.....................................................................10
       1.41    Year of Service................................................................................10

                                       i
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
Article 2 - Participation.....................................................................................12
       2.1     Participation Date.............................................................................12
       2.2     Reinstatement of Active Participation..........................................................12

Article 3 - Retirement Date...................................................................................13
       3.1     Normal Retirement Date.........................................................................13
       3.2     Early Retirement Date..........................................................................13
       3.3     Late Retirement Date...........................................................................13
       3.4     Disability Retirement Date.....................................................................14

Article 4 - Amount of Accrued Benefit.........................................................................15
       4.1     Accrued Benefit................................................................................15
       4.2     Accrued Benefit Attributable to the Old Plan Account...........................................16
       4.3     Accrued Benefit Attributable to Company Contributions..........................................16
       4.4     Old Plan Account...............................................................................16

Article 5 - Amount of Retirement Income.......................................................................17
       5.1     Monthly Retirement Income......................................................................17
       5.2     Normal Retirement Income.......................................................................17
       5.3     Early Retirement Income........................................................................17
       5.4     Late Retirement Income.........................................................................17
       5.5     Disability Retirement Income...................................................................18
       5.6     Application for Retirement Income..............................................................18
       5.7     Forms of Retirement Income.....................................................................19
       5.8     Reemployment After Retirement..................................................................20
       5.9     Commencement of Benefits.......................................................................20

Article 6 - Termination and Vesting...........................................................................23
       6.1     Vesting........................................................................................23
       6.2     Termination Benefit............................................................................23
       6.3     Reemployment After Termination of Employment...................................................24

Article 7 - Disability Benefits...............................................................................25
       7.1     Determination of Disability....................................................................25
       7.2     Eligibility for Disability Benefits...........................................................25
       7.3     Disability Retirement Date.....................................................................25
       7.4     Disability Retirement Income...................................................................25

Article 8 - Death Benefits....................................................................................27
       8.1     Pre - Retirement Death Benefit.................................................................27
       8.2     Post - Retirement Death Benefit................................................................28
       8.3     Return of Old Plan Account.....................................................................29

Article 9 - Financing The Plan................................................................................30
       9.1     Company Contributions..........................................................................30
       9.2     Return of Company Contributions................................................................30
       9.3     Employee Contributions.........................................................................30

Article 10 - Termination of the Plan..........................................................................31
      10.1     Termination of Plan............................................................................31
      10.2     Procedures Upon Termination of Plan............................................................31

                                       ii
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
Article 11 - Top-Heavy Provisions.............................................................................32
      11.1     Top Heavy Plan.................................................................................32
      11.2     Definition of Terms............................................................................32
      11.3     Modification of Vesting Schedule...............................................................34
      11.4     Minimum Benefit................................................................................35
      11.5     Modification of Maximum Benefit................................................................35

Article 12 - Administration of the Plan.......................................................................36
      12.1     Administration.................................................................................36
      12.2     Records........................................................................................37
      12.3     Payment of Expenses............................................................................37
      12.4     Delegation of Authority........................................................................37
      12.5     Information Available..........................................................................37
      12.6     Claims Procedure...............................................................................38
      12.7     Fiduciary Capacity.............................................................................38
      12.8     Committee Liability............................................................................38

Article 13 - General Provisions...............................................................................39
      13.1     Amendment of Plan..............................................................................39
      13.2     Employment Status..............................................................................39
      13.3     Mergers or Consolidations......................................................................40
      13.4     Provision Against Anticipation.................................................................40
      13.5     Facility of Payment............................................................................40
      13.6     Construction...................................................................................40
      13.7     Legal Actions..................................................................................41
      13.8     Payment of Small Benefits......................................................................41
      13.9     Maximum Retirement Benefit.....................................................................42

      13.10    Additional Benefit Limits for Highly Compensated Employees.....................................45
      13.11    Eligible Rollover Distribution.................................................................48
      13.12    Procedures with Respect to Domestic Relations
               Orders.........................................................................................50

Appendix I     ...............................................................................................52

Appendix II ..................................................................................................53

Appendix III .................................................................................................54

                                  Introduction

The Zions Bancorporation Pension Plan became effective on January 1, 1968. The Plan has been amended and restated from time to time. This document amends and restates the Plan, effective January 1, 1994, except where another effective date is specifically provided.

Except as specifically provided in the Plan, the rights and benefits of any Participant who terminates or retires prior to the effective date of this restatement or any other amendment to the Plan will be determined pursuant to the provisions of the Plan in effect on the earlier of his or her date of retirement or termination.

The Plan and Trust thereunder are created and maintained for the primary purpose of providing retirement benefits for eligible employees of Zions Bancorporation and its affiliates. It is intended that the Plan and Trust qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and that they meet the requirements of the Employee Retirement Income Security Act of 1974, as amended.

                                       1
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Definitions

1.1      Accrual Computation Period means a Plan Year.

1.2 Accrued Benefit means the monthly amount of benefit credited to a Participant in accordance with Article on the basis of an annuity payable for life beginning at age 65.

1.3 Accrued Benefit Attributable to the Old Plan Account is defined in 4.2 and 5.3.

1.4      Accrued Benefit Attributable to Company Contributions is defined in
         4.3.

1.5 Actuarial Equivalent means equality in value of the aggregate amounts expected to be received under different forms of payment based on Tables attached hereto as Appendices. Except as otherwise provided in this Plan, the 1984 Unisex Pension Mortality Table and a 6% interest assumption will be used for all other calculations of actuarial equivalence.

1.6 Affiliate or Subsidiary means a member of a controlled group of corporations (as defined in Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), a group of trades or businesses (whether incorporated or not) which are under common control within the meaning of Code Section 414(c), or an affiliated service group (as defined in Code Sections 414(m) or 414(o)) of which Zions Bancorporation is a part. With respect to the Maximum Retirement Benefit defined in 13.9, in determining whether a corporation is a member of a controlled group of corporations the phrase "more than 50 percent" will be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1).

1.7 Authorized Period of Absence means an absence authorized by the Company for one or more of the following reasons:

         (a)      Approved leave of absence.

         (b)      Pregnancy.

         (c)      Jury duty.

         (d)      Military Service as defined in 1.26.

         (e)      Illness or injury, including disability.

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         Any discretion of the Company under the provisions of this definition will be exercised without discrimination and in accordance with definitely established rules uniformly applicable to Employees or Participants whose approved periods of absence were occasioned by similar circumstances.

1.8 Beneficiary means the person or persons designated by a Participant to receive any benefit payable from the Plan under 8.3 upon the death of the Participant.

         If no Beneficiary designation is filed with the Committee or if the designated Beneficiary does not survive the Participant, the Participant will be deemed to have designated the following as Beneficiaries with priority in the order named:

         (a)      Surviving spouse,
         (b)      The Participant's estate.

1.9 Break in Service means an interruption in service due to a person's failure to complete at least 501 Hours of Service during a Vesting Computation Period or during an Eligibility Computation Period. A Break in Service will not occur during an Authorized Period of Absence unless the Employee fails to return to work for at least 30 days with the Company or any member of the Controlled Group after the expiration of the Authorized Period of Absence.

1.10     Code means the Internal Revenue Code of 1986, as amended.

1.11 Committee or Retirement Committee means the Committee which will administer the plan as described in Article 12.

1.12 Company means Zions Bancorporation and any Affiliate or Subsidiary which adopts this Plan with the consent of the Board of Directors of Zions Bancorporation.

1.13 Controlled Group means Zions Bancorporation and any Affiliate or Subsidiary. All employees of the Controlled Group will be treated as employed by a single employer for purposes of applying the provisions of qualification of the Plan; of minimum participation standards of the Plan; of minimum vesting standards of the Plan; and of limitation of benefits under the Plan.

1.14 Covered Compensation for a Plan Year means the average of the Social Security Taxable Wage Bases for each year in the 35-year period ending with the last day of the year in which the Participant attains (or will attain) Social Security Retirement Age as determined under the exact tables provided by the Commissioner of Internal Revenue. Covered Compensation for any Plan Year after 1991 will be equal to 1991 Covered Compensation.

         For purposes of this, a Participant's Social Security Retirement Age is determined based on the following table:


                                                                Social Security
          Year of Birth                                         Retirement Age
          -------------                                         ---------------
          Before 1938                                                 65
          1938 to 1954                                                66
          1955 and after                                              67

1.15 Credited Service means service used to determine a Participant's Accrued Benefit and is determined as follows:

         (a) Credited Service shall be measured in calendar years and months. Each month shall be equal to one-twelfth of a year of Credited Service. Except as otherwise stated in this 1.15, Credited Service for Plan Years beginning after December 31, 1988 means the sum of an Employee's calendar years and months (or parts thereof) as an Eligible Employee during the period beginning on his or her Benefit Service Date. For purposes of this section, Benefit Service Date means the later of:

         (1)      the Participant's Employment Date,

         (2) the first day of the month following the Participant's 21st birthday, or

         (3)      in the case of an Employee who is not credited with at

                  least 1,000 Hours of Service in his or her first Eligibility Computation Period, the first day of the first Plan Year in which the Employee is credited with at least 1,000 Hours of Service.

         (b) No Credited Service will be earned during a Plan Year beginning after December 31, 1988 unless the Employee completes at least 1,000 Hours of Service during that Plan Year except as follows. In order to earn Credited Service during the Plan Year in which the Employee has a Benefit Service Date or during the Plan Year in which the Employee retires or dies, the Employee must complete
              83.33 Hours of Service multiplied by the number of calendar months during such Plan Year in which the Employee completes at least one Hour of Service. Effective January 1, 1995, the foregoing sentence shall also apply to a Plan Year in which the Employee incurs a Termination of Employment.

         (c) Except as otherwise stated in this 1.15, Credited Service for Plan Years beginning before January 1, 1989 means benefit service as defined under the terms of the Plan in effect on December 31, 1988.

         (d) Credited Service will not include service earned during a period for which Years of Service are disregarded pursuant to 1.41(e).

         (e) In the case of an Employee who is employed by an Affiliate or Subsidiary which either adopts this Plan with the consent of the Company or merges with the Company, Credited Service will not include service prior to the date of merger or adoption unless an earlier date is specifically designated for this purpose by the Board of Directors of Zions Bancorporation.

1.16 Earnings means a Participant's wages from the Company within the meaning of Code Section 3401(a), and all other payments of compensation to the Participant by the Company (in the course of the Company's trade or business), for which the Company is required to furnish a written statement to the Participant under Code Sections 6041(d) and 6051(a)(3) (IRS Form W-2 - wages, tips and other compensation). Earnings will also include elective contributions made by the Company on behalf of its Participants which are not includible in gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b). Earnings will be reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (other than elective contributions described above), and welfare benefits. Earnings will also be reduced by directors fees, if any, paid to Highly Compensated Employees as defined in 13.10.

         Except as provided in 4.1(c), earnings will not exceed $200,000 for years prior to 1990. Each January 1 thereafter, this $200,000 limit will automatically be adjusted to the new dollar limit prescribed by the Secretary of the Treasury for that calendar year.

         Except as provided in 4.1(a) and (b), effective January 1, 1994, annual Earnings will not exceed $150,000 for 1994 or prior years. On January 1 of each calendar year in which the Secretary of the Treasury prescribes a new dollar limit, this $150,000 limit will automatically be adjusted to that new limit. If a period over which Earnings is determined under the Plan (determination period) is less than 12 months, the $200,000 and the $150,000 limitations for that period will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For this purpose, a determination period will not be considered to be less than 12 months merely because a Participant is an Active Participant for less than a full Plan Year except that Earnings will be determined for the full Plan Year.

         In determining the compensation of a Participant for purposes of the $200,000 and the $150,000 limitations, the rules of Code Section 414(q)(6) will apply, except that in applying such rules, the term "family" will include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

1.17 Eligible Employee means any Employee of the Company except an Employee represented by a collective bargaining agent unless the terms of the collective bargaining agreement covering such Employee specifically provide for coverage under the Plan. The term "Eligible Employee" does not include a leased employee as defined in Code Section 414(n). This section is effective January 1, 1988.

1.18 Eligible Spouse means the legal spouse of the Participant at the time of the Participant's death except that a former spouse may be treated as an Eligible Spouse to the extent provided in a qualified domestic relations order as defined in Code Section 414(p).

1.19 Eligibility Computation Period means a 12-consecutive-month period beginning on an Employee's Employment Date. However, if such Employee fails to complete at least 1,000 Hours of Service during his or her initial 12-consecutive-month period, the Eligibility Computation Period becomes the Plan Year commencing with the Plan Year in which such initial period ends.

1.20 Employee means any person who is employed by any member of the Controlled Group.

1.21 Employment Date means the date on which an Employee first performs an Hour of Service for any member of the Controlled Group.

1.22 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.23 Final Average Earnings means the average of the Participant's Earnings as an Eligible Employee for the period of five consecutive calendar years ending on or before December 31, 1991 which produces the highest average. If the Participant has not been an Eligible Employee for five years, Final Average Earnings means the average of the Participant's Earnings over the Participant's full period of employment as an Eligible Employee before December 31, 1991.

         In determining Final Average Earnings, Plan Years after 1988 during which the Participant earns fewer than 1,000 Hours of Service will be disregarded and will not interrupt the consecutiveness of the prior and subsequent Plan Years.

         In determining Final Average Earnings, Earnings will be annualized in the Plan Year of hire if the employee earned 1,000 Hours of Service during the one-year period beginning on the Employee's Employment Date. Earnings are annualized by dividing actual earnings for the Plan Year (excluding bonuses) by the number of months of actual earnings, then multiplying the result by 12 then adding bonuses.

1.24     Hour of Service, effective January 1, 1989, means:

         (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company;

         (b) each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that an Employee will not be credited with more than 501 Hours of Service under this sentence for any continuous period during which he or she performs no duties for the Company. Notwithstanding the preceding provisions of this paragraph, no credit will be given:

              (1) for an Hour of Service for which the individual is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; or

              (2) for an Hour of Service for which a payment is made which solely reimburses the individual for medical or medically related expenses incurred;

         (c) each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company.

         (d) Hours of Service will be credited for employment with other members of an affiliated service group, a controlled group of corporations, or a group of trades or businesses under common control of which the Company is a member.

         (e) Hours of Service will also be credited for any individual considered an employee under Code Section 414(n).

         (f) Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work will receive credit for the Hours of Service which would have been credited to the individual but for such absence if the absence is (1) because of the pregnancy of the individual, (2) because of the birth of a child of the individual, (3) because of the placement of a child with the individual in connection with the adoption of such child by such individual, (4) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (5) for family or medical leave required to be provided under the Family and Medical Leave Act of 1993. Where such hours cannot be determined, eight Hours of Service per day of such absence will be used. The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period. In all other cases, such hours will be credited in the following computation period.

         (g) The foregoing notwithstanding, Participants whose pay is solely on a commission basis will be credited with Hours of Service as follows:

              (1) If the Participant's Earnings for a Plan Year are at least 750 multiplied by the lowest hourly rate of compensation payable to employees in the same job classification as the Participant, then the Participant will be credited with 1,000 Hours of Service for that Plan Year.

              (2) If the Participant's Earnings for a Plan Year are less than
                  750 multiplied by the lowest hourly rate of compensation payable to employees in the same job classification as the Participant, then the Participant will not be credited with any Hours of Service for that Plan Year.

         (h) The crediting of Hours of Service under this Plan will be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 and clause (f)(3)(ii) of the Department of Labor Regulation 2530.200b-3 which, by this reference, are specifically incorporated in full within this Plan.

1.25 Investment Manager means any fiduciary (other than a trustee, the Company or the Committee):

         (a) which has the power to manage, acquire, or dispose of any assets of the Plan; and

         (b) which (1) is registered as an investment adviser under the Investment Advisers Act of 1940, or (2) is a bank, as defined in that Act, or (3) is an insurance company qualified to perform services described in item (a) above under the laws of more than one state; and

         (c) which has acknowledged in writing that it is a fiduciary with respect to the Plan.

1.26 Military Service means the period of time during which a person is absent from active work for the Company or any member of the Controlled Group serving as a member of the Armed Forces of the United States in time of war or other emergency or under the laws of conscription in time of peace. Military Service includes time when such person has a right to reemployment at his or her former position or a substantially similar position upon separation from such Military Service, and such period of time, not exceeding 90 days, immediately following such Military Service as such person remains absent from active work for the Company or any member of the Controlled Group.

1.27 Nonvested Former Participant means a prior Participant who has incurred a Termination of Employment and who does not have a vested interest in accordance with 6.1.

1.28     Old Plan Account is defined in 4.4.

1.29 Participant means an Active Participant, Inactive Participant, Terminated Vested Participant, Disabled Participant, or Retired Participant, as defined below:

         (a) "Active Participant" means an Eligible Employee who has met the requirements for participation described in Article 2.

         (b) "Inactive Participant" means a prior Active Participant who is on an Authorized Period of Absence, or who is employed by a member of the Controlled Group other than the Company, or who is employed by the Company but is not an Eligible Employee.

         (c) "Terminated Vested Participant" means a prior Eligible Employee who has incurred a Termination of Employment, who retains a vested interest in accordance with 6.1, and who is not currently receiving benefit payments under the Plan.

         (d) "Disabled Participant" means a prior Active Participant who has a total and permanent disability as determined under Article 7.

         (e) "Retired Participant" means a prior Eligible Employee who is receiving benefit payments under the Plan.

1.30     Participation Date is defined in 2.1.

1.31     Plan means the Zions Bancorporation Pension Plan.

1.32 Plan Administrator means the Committee which will administer the plan as described in Article 12.

1.33     Plan Year means a calendar year.

1.34 Retirement Date means the date a Participant's monthly retirement benefits begin in accordance with Article 3.

1.35 Social Security Taxable Wage Base means the contribution and benefit base in effect under Section 230 of the Social Security Act for the specified calendar year.

1.36 Termination of Employment means cessation of employment with the Company or any member of the Controlled Group due to:

         (a) voluntary or involuntary termination or separation of employment, or

         (b) failure to return to work for at least 30 days upon the expiration of any Authorized Period of Absence from the Company or any member of the Controlled Group, in which event cessation of active work will be deemed to have occurred at the time such Authorized Period of Absence expired. Transfer of employment, without interruption, between members of the Controlled Group will not be deemed a Termination of Employment.

1.37 Trust Agreement means the agreement between the Company and the Trustee.

1.38 Trust Fund means all money or property held by the Trustee pursuant to the Trust Agreement.


1.39 Trustee means the trustee appointed by the Board of Directors of the Company and named as such in the Trust Agreement.

1.40     Vesting Computation Period means a calendar year.

1.41 Year of Service means a Vesting Computation Period after December 31, 1988 during which an Employee completes 1,000 or more Hours of Service except as follows:

         (a) For Plan Years beginning after December 31, 1994, an Employee shall be credited with a partial Year of Service (measured in calendar months) in a Plan Year in which the Employee completes less than 1,000 Hours of Service but in which the Employee has a Benefit Service Date or in which the Employee retires, dies, or incurs a Termination of Employment if the Employee completes 83.33 Hours of Service multiplied by the number of calendar months during such Plan Year in which the Employee completes at least one Hour of Service. The Employee will be credited with months of Service equal to the number of calendar months during the Plan Year in which the Employee completes at least one Hour of Service. Twelve months of Service shall equal a Year of Service.

         (b) Years of Service also include years of vesting service earned before January 1, 1989 under the terms of the Plan in effect as of December 31, 1988.

         (c) A Participant shall be credited in the 1989 Vesting Computation Period with 190 Hours of Service for each month in which the Participant earned at least one Hour of Service in his or her partial year of vesting service (if any) ending on December 31, 1988.

         (d) The foregoing notwithstanding, a Participant must be at least age 18 before he or she can earn a Year of Service.

         (e) The foregoing notwithstanding, if a Participant who has no vested interest in the Plan incurs a Break in Service, Years of Service will not include:

              (1) service prior to a Break in Service which is not followed by a
                  Year of Service, and

              (2) service prior to five or more consecutive one year Breaks in
                  Service if the number of consecutive one year Breaks in Service equals or exceeds the number of prior Years of Service.

                                    Article 2

                                  Participation

2.1      Participation Date

         (a) An Eligible Employee who was an Active Participant in the Plan on December 31, 1993 will continue to be an Active Participant on January 1, 1994.

         (b) Any other Eligible Employee will become an Active Participant in the Plan on the first day of the month coinciding with or next following the later of (1) the date on which the Employee completes an Eligibility Computation Period during which he or she completes at least 1,000 Hours of Service or (2) the Employee's 21st birthday.

         Participation Date means the date a Participant first becomes an Active Participant, provided that the Participation Date of a Nonvested Former Participant who is reinstated under 2.2 after five or more consecutive one year Breaks in Service shall be the date of reinstatement.

2.2      Reinstatement of Active Participation

         A Terminated Vested Participant, a Retired Participant, an Inactive Participant, or a Nonvested Former Participant who again becomes an Eligible Employee or who returns from an Authorized Period of Absence will be reinstated as an Active Participant on the day he or she is reinstated as an Eligible Employee or returns from such Authorized Period of Absence.

                                    Article 3

                                 Retirement Date

3.1      Normal Retirement Date

         A Participant's Normal Retirement Date will be the first day of the month coincident with or next following his or her Normal Retirement Age.

         If the Participant's Participation Date is on or after July 1, 1994, his or her Normal Retirement Age is the later of:

         (a)  his or her 65th birthday, or

         (b)  the earlier of:

              (1) the date the Participant completes five Years of Service, or

              (2) the fifth anniversary of his or her Participation Date provided the Participant is an Employee on or after the later of such date or his or her 65th birthday and earns at least one Year of Service after any Break in Service.

         If the Participant's Participation Date is before July 1, 1994, the Participant's Normal Retirement Age is 65.

3.2      Early Retirement Date

         A Participant may retire prior to his or her Normal Retirement Date on an Early Retirement Date which, subject to his or her election, may be the first day of any month coincident with or following the latest of:

         (a)  the Participant's 55th birthday,

         (b) the date on which the Participant completes ten Years of Service, or

         (c)  the date of the Participant's Termination of Employment.

3.3      Late Retirement Date

         (a) If a Participant continues in the service of the Company or any member of the Controlled Group beyond Normal Retirement Date, his or her Late Retirement Date will be the first day of any month coincident with or following the date of the Participant's Termination of Employment.

         (b) A Participant's Late Retirement Date will not be later than the required beginning date described in 5.9(c) even if his or her employment continues after such date.

3.4      Disability Retirement Date

         Disability Retirement Date is defined in 7.3.

                                    Article 4

                            Amount of Accrued Benefit

4.1      Accrued Benefit

         A Participant's Accrued Benefit is equal to one twelfth of the greater of:

         (a)  the sum of:

              (1) the sum of the following determined without regard to the
                  $150,000 limitation under 1.14:

                  (A) 1.65% of Final Average Earnings determined as of December 31, 1991 multiplied by Credited Service earned as of December 31, 1991, and

                  (B) 1.65% of Earnings for each Plan Year beginning after December 31, 1991 and before January 1, 1994 in which the Participant earns a full or partial year of Credited Service.

              (2) 1.65% of Earnings for each Plan Year after December 31, 1993 in which the Participant earns a full or partial year of Credited Service.

         (b) the sum of the following, determined as of December 31, 1991 and without regard to the $150,000 limitation under 1.16:

              (1) 1.15% of Final Average Earnings up to Covered Compensation
                  multiplied by Credited Service up to 35 years.

              (2) 1.65% of Final Average Earnings in excess of Covered
                  Compensation multiplied by Credited Service up to 35 years.

              (3) 1.0% of Final Average Earnings multiplied by Credited Service in excess of 35 years.

         (c) the annual accrued benefit on December 31, 1988 under the terms of the Plan as then in effect determined without regard to the $200,000 or $150,000 limitations under 1.16.

         A Participant will receive an Accrued Benefit for Military Service to the extent required by the Military Selective Service Act (or any prior or subsequent corresponding law).

4.2      Accrued Benefit Attributable to the Old Plan Account

         Effective January 1, 1988, the Accrued Benefit Attributable to the Old Plan Account as of the Participant's Normal Retirement Date will be equal to the Participant's Old Plan Account expressed as a monthly benefit under a life annuity commencing on his or her Normal Retirement Date using the Actuarial Equivalent basis for lump sum payments.

4.3      Accrued Benefit Attributable to Company Contributions

         The Accrued Benefit Attributable to Company Contributions will be equal to the excess, if any, of the Accrued Benefit over the Accrued Benefit Attributable to the Old Plan Account.

4.4      Old Plan Account

         A Participant's Old Plan Account is his or her individual account balance under this Plan which resulted from the transfer of funds from a terminated plan formerly sponsored by the Employer. The Old Plan Account shall include interest from the transfer date to the earlier of the Participant's Retirement Date or the date on which the Participant's Old Plan Account is otherwise payable pursuant to the provisions of this Plan (the determination date) as follows: The rate of interest shall be compounded annually. For Plan Years beginning before January 1, 1988, the interest rate shall be 5%. For each Plan Year beginning on or after January 1, 1988, the interest rate shall be 120% of the federal mid-term rate (as defined in Code Section 1274) in effect on the first day of such Plan Year. For purposes of determining the Accrued Benefit Attributable to the Old Plan Account, the Old Plan Account shall also include interest, compounded annually, at the Pension Benefit Guaranty Corporation's interest rate for valuing benefits under plans terminating on the first day of each Plan Year from the determination date to the Participant's Normal Retirement Date. In no event can a Participant's Old Plan Account be withdrawn prior to Termination of Employment, death or retirement. This section is effective January 1, 1988.

         Effective January 1, 1988, the Accrued Benefit Attributable to the Old Plan Account as of the Participant's Early Retirement Date will be equal to the monthly benefit determined under 4.2 and reduced as provided in Appendix III according to the Participant's age.

                                    Article 5

                           Amount of Retirement Income

5.1      Monthly Retirement Income

         A Participant's Monthly Retirement Income commencing on his or her Normal Retirement Date, Early Retirement Date, Late Retirement Date, or Disability Retirement Date will be equal to his or her Accrued Benefit as of such date adjusted to reflect the Form of Retirement Income elected and, in the case of an Early Retirement Date, adjusted to reflect the age of the Participant on the date benefit payments commence. In the case of a Disability Retirement Date, the Accrued Benefit will also be adjusted as provided under Article 7.

5.2      Normal Retirement Income

         The monthly amount of Retirement Income payable to a Participant retiring on his or her Normal Retirement Date will be equal to the Accrued Benefit earned to his or her Normal Retirement Date. This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with 5.7.

5.3      Early Retirement Income

         The monthly amount of Retirement Income payable to a Participant retiring on an Early Retirement Date will be equal to the Accrued Benefit earned to his or her Early Retirement Date reduced by 1/3 of 1% for each month by which the Early Retirement Date precedes his or her Normal Retirement Date.

         The Accrued Benefit Attributable to the Old Plan Account as of the Participant's Early Retirement Date is determined under 4.4.

         This Retirement Income will be subject to adjustment depending on the Form of Payment elected in accordance with 5.7.

5.4      Late Retirement Income

         (a) Effective January 1, 1988, the monthly amount of Retirement Income payable to a Participant retiring on a Late Retirement Date will be equal to his or her Accrued Benefit earned to the Late Retirement Date. This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with 5.7.

         (b) If the Participant earns additional Accrued Benefits after his or her Late Retirement Date, his or her Monthly Retirement Income will be redetermined as of the earlier of the Participant's required beginning date under 5.9(c) or the Participant's subsequent Termination of Employment. This redetermined benefit will be payable under the Form of Retirement Income elected on his or her Late Retirement Date in accordance with 5.7.

5.5      Disability Retirement Income

         Disability Retirement Income is described in 7.4.

5.6      Application for Retirement Income

         Each Participant must notify the Committee in writing of his or her intent to retire. Upon receipt of such notification, each married Participant will receive a written explanation of the terms and conditions of the various Forms of Retirement Income and the financial effect (in terms of dollars per monthly payment to the Participant and his or her surviving spouse) of electing a Form of Retirement Income other than the 50% Spouse Option. A Participant will have the right to elect or revise a previously elected Form of Retirement Income at any time during his or her Election Period.

         A Participant's Election Period is the 90 day period ending on the date his or her Retirement Income is to begin. The Committee will make Election Information available to a Participant within a reasonable period of time prior to the date Retirement Income is to begin. In no event will a Participant's Election Period end prior to the 30th day next following the day on which Election Information and the information provided in accordance with the first paragraph of this are first made available to him. For purposes of the Plan, Election Information means:

         (a) a written explanation of the 50% Spouse Option and the relative financial effect of the payment of Monthly Retirement Income in that form and in the Life Annuity form; and

         (b) a notification that Retirement Income payments will be made in the 50% Spouse Option form (or the Life Annuity Form if the Participant is not married) unless he or she elects otherwise during the Election Period and his or her spouse consents to such election.

         The Participant must elect a form of payment in writing. An election of a form of payment other than a Spouse Option will not be valid without the written consent of the Participant's spouse. The spouse's consent must acknowledge the effect of the election and must be witnessed by a plan representative or notary public. The Participant may change his or her election at any time, and any number of times, during the 90 day period ending on the date his or her Retirement Income is to begin. The Participant may not change the form of payment without further spousal consent unless the spouse expressly permits such changes. The requirement for spouse's consent will be waived if the participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

         The election by the Participant and the consent of the spouse must be obtained no more than 90 days prior to the date benefit payments commence. If the spouse of a Participant who has elected a Spouse Option dies before Retirement Income payments begin, the Retirement Income will be paid to the Participant in the form of the Life Annuity.

5.7      Forms of Retirement Income

         A Participant retiring on his or her Normal, Early, Late, or Disability Retirement Date may elect one of the following Forms of Retirement Income payment:

         (a) Spouse Option. A Spouse Option provides for a monthly payment during the Participant's life. After the Participant's death a percentage of the Participant's Retirement Income will be paid for life to the Participant's spouse. The percentage to be paid to the Participant's spouse will be 50%, 66 2/3% or 100% as elected by the Participant. The monthly payment under the Spouse Option will be equal to the Actuarial Equivalent of the amount payable under the Life Annuity form.

         (b) Life Annuity. The Life Annuity form provides for a monthly payment during the Participant's life, with the last payment being made for the month in which the Participant's death occurs.

         (c) Lump Sum Payment of Old Plan Account Option. The Lump Sum Payment of Old Plan Account Option provides for a lump sum payment of the Participant's Old Plan Account as of the Participant's Retirement Date. The Participant's Accrued Benefit Attributable to Company Contributions is paid in a Life Annuity or Spouse

             Option form as elected by the Participant. This form of payment is available to a Participant only one time, at the earlier of his or her retirement or Termination of Employment.

         (d) For purposes of this article, "spouse" means the legal spouse of the Participant on the date benefit payments commence.

5.8      Reemployment After Retirement

         In order to retire, a Participant must have a Termination of Employment. Effective January 1, 1992, if a Retired Participant is rehired by the Company, his or her Retirement Income will not be suspended. The Retired Participant may earn additional benefits as provided in Article 4. Any benefit attributable to service during the Participant's reemployment will be added to the Participant's Retirement Income and will be payable upon the earlier of the Participant's subsequent retirement or the Participant's required beginning date described in 5.9 (c).

         If the Participant dies during such period of reemployment, any death benefits attributable to service during the Participant's reemployment will be determined in accordance with Article 8. Any death benefit attributable to service before the Retired Participant's reemployment will be determined in accordance with the provisions of the applicable Form of Retirement Income elected at his or her original retirement.

5.9      Commencement of Benefits

         (a) Retirement Income payments will begin on the later of the Retirement Date elected by the Participant or the first day of the month following the date on which the Participant applies for a retirement benefit.

         (b) Unless a Participant elects otherwise, Retirement Income payments will begin not later than the 60th day after the end of the Plan Year in which:

              (1) the Participant's Normal Retirement Age, or

              (2) the Participant's Termination of Employment occurs, whichever is later.

         (c) The required beginning date described in this paragraph (c) will apply regardless of any election made by the Participant.

         (1) Except as provided by subparagraphs (2), (3) and (4) below, Retirement Income payments will begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 whether or not such Participant's employment has terminated.

         (2) A Participant who attained age 70 1/2 in 1988, who is not a 5% owner, and who has not retired by January 1, 1989, will be treated as having retired on January 1, 1989. Retirement Income payments will begin not later than April 1, 1990 for such Participants.

         (3)  Retirement Income payments for a Participant who attained age
              70 1/2 before January 1, 1988, and who is not a 5% owner will begin not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attained age 70 1/2, or (B) the calendar year in which the Participant retires.

         (4)  Retirement Income payments for a Participant who attained age
              70 1/2 before January 1, 1988, and who is a 5% owner will begin not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attained age 70 1/2, or (B) the earlier of (i) the calendar year within which ends the Plan Year in which the Participant becomes a 5% owner, or (ii) the calendar year in which the Participant retires.

         (5) A Participant is treated as a 5% owner for purposes of this paragraph (c), if such Participant is a 5% owner as defined in Code Section 416(i) at any time during the Plan Year ending within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year. Once a Participant is described in this subparagraph, distributions will continue to such Participant even if such Participant ceases to own more than 5% of the Company in a subsequent year.

         (6) If a Participant receives payments under this paragraph (c), such payments will be determined as if the Participant's Late Retirement Date were the date by which Retirement Income payments must be made under this paragraph (c). If the Participant continues to earn additional Accrued Benefits after this date, his or her Monthly Retirement Income will be redetermined on each January 1 following the date benefit payments commence. This redetermined benefit will be payable under the

                  Form of Retirement Income elected as of the Late Retirement Date in accordance with 5.7.

                                    Article 6

                             Termination and Vesting

6.1      Vesting

         A Participant's vested Accrued Benefit will be equal to the sum of (a) and (b) below:

         (a) The Participant's Accrued Benefit Attributable to the Old Plan Account determined in accordance with 4.2.

         (b) Effective January 1, 1989, the Participant's Accrued Benefit Attributable to Company Contributions determined in accordance with multiplied by the vested percentage shown in the following table:

                  Years of Service                            Vested Percentage
                  Less than 5                                            0%
                  5 or more                                            100%

         In addition, an Employee's Accrued Benefit will be 100% vested on and after his or her Normal Retirement Age. A Participant will receive vesting credit for Military Service to the extent required by the Military Selective Service Act (or any prior or subsequent corresponding law).

6.2      Termination Benefit

         (a)  A Terminated Vested Participant will have the option of:

              (1) withdrawing his or her Old Plan Account, in which event the
                  Participant would be entitled to his or her vested Accrued Benefit Attributable to Company Contributions commencing on Normal or Early Retirement Date, or

              (2) leaving his or her Old Plan Account in the Plan, in which event the Participant would be entitled to his or her vested Accrued Benefit commencing on Normal or Early Retirement Date.

         (b) The monthly amount of Retirement Income payable to a Terminated Vested Participant who retires on his or her Normal Retirement Date will be equal to the vested Accrued Benefit (or, if the Old Plan Account has been withdrawn, the vested Accrued Benefit Attributable to Company Contributions) earned to the date of Termination of Employment. This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with 5.7.

         (c) The monthly amount of Retirement Income payable to a Terminated Vested Participant who retires on an Early Retirement Date will be equal to the Accrued Benefit (or, if the Old Plan Account has been withdrawn, the vested Accrued Benefit Attributable to Company Contributions) earned to the date of Termination of Employment adjusted in accordance with 5.3 for the date benefit payments commence and the Form of Payment elected.

         (d) Except as provided in 13.8, the Old Plan Account of a Participant will not be distributed pursuant to this 6.2 unless the Participant elects such distribution and the spouse of the Participant consents to the distribution not more than 90 days prior to the date of such distribution. The spouse's consent must acknowledge the effect of the election and must be witnessed by a plan representative or notary public. The requirement for spouse's consent will be waived if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

6.3      Reemployment After Termination of Employment

         (a) If a Terminated Vested Participant is subsequently reinstated as an Active Participant, his or her Retirement Income will be based on the Participant's Accrued Benefit under the provisions of the Plan in effect as of his or her subsequent termination or retirement except that it may not be less than the Participant's Accrued Benefit as of the prior termination.

         (b) If a Nonvested Former Participant is subsequently reinstated as an Active Participant before the number of consecutive one year Breaks in Service equals or exceeds five, the appropriate Years of Service and Accrued Benefit will be reinstated. The Accrued Benefit for service prior to such Termination of Employment will be based on the provisions of the Plan in effect as of his or her subsequent termination or retirement except that it may not be less than the Participant's Accrued Benefit as of the prior termination.

                                    Article 7

                               Disability Benefits

7.1      Determination of Disability

         A Participant has a total and permanent disability if:

         (a) the Participant is no longer capable of performing the duties assigned to him or her by the Company due to physical or mental disability,

         (b) the Participant is entitled to disability retirement income payments under Title II of the Federal Social Security Act, and

         (c) the Participant is eligible for disability benefits under the Company's Long Term Disability Plan.
              It will be the responsibility of the Participant to submit proof of disability satisfactory to the Committee.

7.2      Eligibility for Disability Benefits

         Effective January 1, 1989, a Disabled Participant or former Disabled Participant may retire on a Disability Retirement Date if the Participant has completed five Years of Service. A Disabled Participant who has four or more Years of Service may be credited with one additional Year of Service in the year he or she becomes disabled or in the following year. For this purpose, one month of total and permanent disability will be deemed to equal 190 Hours of Service.

7.3      Disability Retirement Date

         If the Participant's total and permanent disability continues until the Participant's Normal Retirement Date, the Participant's Disability Retirement Date shall be the Normal Retirement Date. If a Disabled Participant's total and permanent disability ends before the Normal Retirement Date, the Participant may retire on an Early, Normal, or Late Retirement Date, whichever applies, and such date will be his or her Disability Retirement Date.

7.4      Disability Retirement Income

         A Disabled Participant will be entitled to a monthly Disability Retirement Income beginning on his or her Disability Retirement Date. The amount will be equal to the Accrued Benefit earned to the Disability Retirement Date adjusted under 5.3 to reflect the date benefit payments commence. Disability Retirement Income will also be subject to adjustment depending on the Form of Retirement Income elected in accordance with 5.7. In calculating the Accrued Benefit for purposes of this Article 7:

         (a) Final Average Earnings will be the Final Average Earnings as of the earlier of the date of total and permanent disability or December 31, 1991.

         (b) For Plan Years beginning on or after January 1, 1992, and before the earlier of the Participant's Normal Retirement Date or the end of the Participant's total and permanent disability, Earnings for each Plan Year will be the (annualized) Earnings in the Plan Year of the date of initial total and permanent disability. However, a Disabled Participant who is credited with the additional Year of Service under 7.2 will not be credited with Earnings for more than one Plan Year as a Disabled Participant.

         (c) A Disabled Participant will be deemed to earn Credited Service for the months before January 1, 1992, during which he or she is a Disabled Participant, provided that no Participant will be deemed to earn more than one month of Credited Service during any month. However, a Disabled Participant who is credited with the additional Year of Service under 7.2 will not be credited with more than one twelve month period of Credited Service as a Disabled Participant.

         (d) Effective January 1, 1989, a Disabled Participant will be deemed to meet the 1,000 Hours of Service requirement in each Plan Year in which he or she is a Disabled Participant to accrue a benefit under 4.1. However, a Disabled Participant who is credited with the additional Year of Service under 7.2 will not be credited with more than one extra Year of Service as a Disabled Participant.

                                    Article 8

                                 Death Benefits

8.1      Pre-Retirement Death Benefit

         (a)  Death After Eligibility for Retirement

         If a Participant (other than a Retired Participant) dies on or after the earliest date on which he or she could retire in accordance with Article 3, his or her Eligible Spouse, if any, will receive a monthly benefit equal to the amount the Eligible Spouse would have been entitled to if the Participant had elected the 50% Spouse Option and retired on the first day of the month coinciding with or following the date of death. This benefit will be payable monthly to the Eligible Spouse beginning on the first day of the month coinciding with or next following the Participant's death and will continue until the death of the Eligible Spouse.

         (b)  Death Before Eligibility for Retirement

         If a Participant who has a vested interest in his or her Accrued Benefit dies prior to the earliest date on which the Participant could retire in accordance with Article 3, his or her Eligible Spouse, if any, will receive a monthly benefit equal to the amount the Eligible Spouse would have been entitled to if the Participant had:

              (1) terminated employment on his or her date of death (if the
                  Participant was an Employee on the date of death),

              (2) survived to the earliest date on which he or she could retire in accordance with Article 3 (the "Earliest Retirement Date"),

              (3) elected the 50% Spouse Option and retired on such Earliest
                  Retirement Date, and

              (4) died immediately after retiring.

         This benefit will be payable monthly to the Eligible Spouse beginning on the Participant's Earliest Retirement Date and will continue until the death of the Eligible Spouse.

         (c)  Alternate Death Benefit For Active Participants

              In lieu of the benefit described in paragraph (a) or paragraph
              (b), the Eligible Spouse of an Active Participant who has completed ten Years of Service and who dies after attaining age 55 will receive the greater of:

              (1) 25% of the Participant's Earnings on the date of death, where the 25% factor is reduced by 1/2 of 1% for each year the Participant's age exceeds the age of his or her spouse; or

              (2) the benefit that would have been paid had the Participant retired on the date of death and elected an immediate 100% Spouse Option;

              provided that this benefit will not be paid unless it is greater than the Actuarial Equivalent of the benefit under (a) or (b), whichever is applicable.

         (d)  Alternate Death Benefit For Old Plan Accounts

              In lieu of the benefit described in (a) or (b), the Eligible Spouse of a Participant who has an Old Plan Account may elect to receive payment of the Old Plan Account as a lump sum payment as soon a practicable after the Participant's death. The Participant's Accrued Benefit Attributable to Company Contributions will be paid in accordance with (a) or (b), whichever applies.

         (e) Benefits under this 8.1 will be paid as soon as practicable after the Participant's death except that the Eligible Spouse may elect to defer commencement of the benefit described in (a), (b), or (c) until any date which is before the Participant's Normal Retirement Date. An Eligible Spouse who makes an election under (d) may not defer receipt of the Old Plan Account.

         (f) The benefit under (a) or (b) will apply to Terminated Vested Participants even if their Termination of Employment occurred prior to the effective date of these paragraphs.

8.2      Post-Retirement Death Benefit

         Death Benefits for a Retired Participant will be determined in accordance with the provisions of the applicable Form of Retirement Income elected.

8.3      Return of Old Plan Account

         Upon the death of the Participant or, if later, the death of the Eligible Spouse entitled to payments under 8.1 or 8.2, the Participant's remaining Old Plan Account, if any, will be paid to the Participant's Beneficiary. For purposes of this 8.3, the Participant's remaining Old Plan Account will be equal to the excess, if any, of:

         (a) the Participant's Old Plan Account as of his or her date of death or, if earlier, Retirement Date over

         (b) the sum of all amounts previously paid from the Trust Fund on such Participant's behalf.

                                    Article 9

                               Financing The Plan

9.1      Company Contributions

         (a) The Company expects to make the contributions necessary to provide the benefits of the Plan. Such contributions will not be less than the amount necessary to meet the minimum funding standards of ERISA.

         (b) All contributions will be deposited in the Trust Fund and will be disbursed in accordance with the provisions of the Plan and the Trust Agreement. All benefit payments under the Plan will be paid from the Trust Fund. No person will have any interest in, or right to, any part of the assets of the Plan except as expressly provided in the Plan.

         (c) Gains arising from experience under the Plan will not serve to increase the benefits otherwise due any Participant, but will be used to reduce future Company contributions.

9.2      Return of Company Contributions

(a) Except as provided below and in 10.2, the assets of the Plan will never inure to the benefit of the Company and will be held for the exclusive purposes of providing benefits to Participants of the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.

(b) If a contribution is made by the Company by a mistake of fact, such contribution will be returned to the Company provided this is done within one year after the payment of such contribution.

(c) Contributions are conditioned upon their current deductibility under Code Section 404. If a contribution deduction is disallowed, to the extent the deduction is disallowed, such contribution will be returned to the Company within one year after the disallowance.

9.3      Employee Contributions

         The Company pays the entire cost of the Plan. No employee contributions or rollovers are required or permitted.

                                    Article 10

                               Financing The Plan

10.1     Termination of Plan

         The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part.

10.2     Procedures Upon Termination of Plan

         Upon termination of the Plan, the following provisions will apply:

         (a) Upon complete termination of the Plan, the Accrued Benefit of each Active or Inactive Participant will become fully vested and nonforfeitable (to the extent funded). No additional Employees will become Participants.

              Upon partial termination of Plan, the Accrued Benefit of each Active or Inactive Participant who is affected by such partial termination will become fully vested and nonforfeitable (to the extent funded).

         (b) The assets of the Plan available to provide benefits will be allocated among Participants and their Beneficiaries in the manner and order prescribed by ERISA Section 4044.

              If any assets of the Plan remain after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied or provided for, any residual assets will be paid to the Company, provided such payment does not contravene any provision of law.

                                   Article 11

                              Top-Heavy Provisions

11.1     Top-Heavy Plan

         Notwithstanding any other provision of this Plan to the contrary, this article will apply if the Plan is a Top-Heavy Plan. The Plan will be a Top-Heavy Plan if, as of the Determination Date, the present value of the cumulative accrued benefits of Key Employees exceeds sixty percent of the present value of the cumulative accrued benefits under the Plan of all Participants and Beneficiaries (but excluding the value of the accrued benefits of former Key Employees and individuals who have not performed any services for the Company during the five year period ending on the Determination Date). This percentage will be computed in accordance with Code Section 416(g).

         In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Code Sections 414(b), (c) and (m) will be treated as a single employer. In addition, all plans that are part of the Aggregation Group will be treated as a single plan. In determining present values, mortality will be based on the 1984 Unisex Pension Mortality Table and the interest rate utilized will be five percent.

11.2     Definition of Terms

         For purposes of this article only, the following terms will have the following meanings:

         (a) "Aggregation Group" means the Required Aggregation Group or, at the election of the Company, the Permissive Aggregation Group.

         (b) "Average Compensation" means the Participant's Compensation averaged over the five consecutive Plan Years in which the Participant earned a Year of Service (if such Year of Service is not disregarded pursuant to 11.4) and in which the Participant's aggregate Compensation was the greatest. If the Participant received Compensation in fewer than five such Plan Years, his or her Compensation will be averaged over such lesser number of Plan Years.

         (c) "Compensation" for purposes of this article and 13.9 only means a Participant's wages from the Company within the meaning of Code
              Section 3401(a), and all other payments of compensation to the Participant by the Company (in the course of the Company's trade or business), for which the Company is required to furnish a written statement to the Participant under Code Sections 6041(d) and 6051(a)(3) (IRS Form W-2 - wages, tips and other compensation).

              Compensation will also be limited by the $200,000 and $150,000 limits as described in 1.14

         (d) "Determination Date" means the last day of the preceding Plan Year. This date will also be the valuation date for determining present values.

         (e) "Key Employee" means an Employee, a former Employee, or the Beneficiary of a former Employee who, in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is:

              (1) An officer of the Company having an annual compensation from the Company greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which any such Plan Year ends. Not more than fifty Employees (or, if fewer, the greater of three Employees or ten percent of the Employees not excluded under Code Section 414(q)(8)), including those Employees included under paragraphs (2), (3) and (4) below, will be considered as officers for purposes of this subparagraph.

              (2) One of the ten Employees having an annual Compensation from the Company greater than the amount in effect under Code
                  Section 415(c)(1)(A) for the calendar year in which any such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than a one-half percent interest and the largest interests in the Company.

              (3) A five-percent owner of the Company.

              (4) A one-percent owner of the Company having an annual
                  Compensation from the Company of more than $150,000 for a Plan Year.

              Whether an Employee is a five-percent owner or a one-percent owner will be determined in accordance with Code Section 416(i).

              Neither the aggregation rules nor the rules under Code Sections 414(b), (c) and (m) will apply in determining whether an Employee is a five-percent owner or a one-percent owner.

         (f) "Non-key Employee" means an Employee (and any Beneficiary of an Employee) who is not a Key Employee.

         (g) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

         (h)  "Required Aggregation Group" means:

              (1) Each stock bonus, pension, or profit sharing plan of the
                  Company in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years which is intended to qualify under Code Section 401(a); and

              (2) Each other such stock bonus, pension or profit sharing plan of an employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

         (i) "Top-Heavy Group" means the Aggregation Group if the sum of (1) and (2) below exceeds sixty percent of a similar sum determined for all Employees (excluding former Key Employees and individuals who have not performed any services for the Company during the five year period ending on the Determination Date):

              (1) The present value of the cumulative accrued benefit for Key
                  Employees under all defined benefit plans included in such group.

              (2) The aggregate of the accounts of Key Employees under all defined contribution plans included in such group.

              In a Top-Heavy Group, all plans in the Required Aggregation Group are Top-Heavy regardless of whether or not the individual plans are Top-Heavy.

11.3     Modification of Vesting Schedule

         If the Plan is a Top-Heavy Plan in a Plan Year, a Participant who is credited with an Hour of Service in such Plan Year will have his or her Vested Percentage for Accrued Benefit Attributable to Company Contributions determined in accordance with the following schedule if it produces a higher Vested Percentage than the schedule in 6.1(b).



         Years of Service                                Vested Percentage
         ----------------                                -----------------
            Less than 2                                          0%
                  2                                             20%
                  3                                             40%
                  4                                             60%
                  5                                             80%
             6 or more                                         100%

         A Participant's vested Accrued Benefit Attributable to Company Contributions will not be less than that determined as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan.

         If the Plan ceases to be Top-Heavy, each Participant with three or more Years of Service (determined as of the first day of the Plan Year in which the Plan ceases to be Top-Heavy) will continue to have his or her Vested Percentage for Accrued Benefit Attributable to Company Contributions determined in accordance with this 11.3.

11.4     Minimum Benefit

         If the Plan is Top-Heavy in a Plan Year, the Accrued Benefit as of the last day of such Plan Year for any Participant who is not a Key Employee, but who is employed or on an Authorized Period of Absence in such Plan Year, will not be less than the Actuarial Equivalent of an annual benefit payable in the form of a straight life annuity beginning on the Participant's Normal Retirement Date equal to the lesser of (i) two percent of the Participant's Average Compensation multiplied by Years of Service or (ii) twenty percent of the Participant's Average Compensation. For purposes of this 11.4, any Year of Service will be disregarded if:

              (1) the Plan was not a Top-Heavy Plan for any Plan Year ending during such Year of Service, or

              (2) such Year of Service ended in a Plan Year beginning before
                  January 1, 1984.

         A Participant's Accrued Benefit as of any subsequent date will not be less than that determined as of the last day of the Plan Year in which the Plan was a Top-Heavy Plan.

11.5     Modification of Maximum Benefit

         If the Plan is a Top-Heavy Plan in a Plan Year, 13.9(i)(1)(b) and 13.9(i)(2)(b) will be amended for such Plan Year by substitution of "100%" for "125%" where such percentage appears therein.

                                   Article 12

                           Administration of the Plan

12.1     Administration

         (a) The Retirement Committee ("Committee") will consist of three or more individuals who will be appointed by the Board of Directors of the Company. The Committee will serve as Plan Administrator and as the named fiduciary pursuant to ERISA. The Committee will have complete control of the administration of the Plan, subject to the provisions hereof, with all powers necessary to enable it to carry out its duties properly in that respect. Not in limitation, but in amplification of the foregoing, it will have the power to interpret the Plan and to determine all questions that may arise hereunder, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. Its decisions upon all matters within the scope of its authority will be final.

         (b) The Committee will establish rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age or marital status, and in any other matters required to administer the Plan.

         (c) The Committee will receive all applications for benefits and will determine all facts necessary to establish the right of the applicant to benefits under the provisions of the Plan and the amount thereof.

         (d) The Committee will maintain accounts showing the fiscal transactions of the Plan, and will keep data required for the valuation of the assets and liabilities of the Plan. The Committee will also prepare an annual report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for each year. The Committee will make the annual report available to each Participant as required by law.

         (e) The Committee will appoint an enrolled actuary to make actuarial valuations of the liabilities of the Plan, to recommend the amount of contributions to be made by the Company and to perform such other services as the Committee will deem necessary or desirable in connection with the administration of the Plan. The Committee may also appoint such accountants, counsel, consultants and other persons the

              Committee deems necessary or desirable in connection with the administration of the Plan.

         (f) The Committee will have the power to appoint or remove any Investment Manager or Managers and to manage (including the power to acquire and dispose of) any assets of the Plan.

         (g) The Committee will have the power to appoint or remove the Trustee.

         (h) The Committee will be entitled to rely upon all tables, valuations, certificates and reports furnished by the accountant, consultant, administrator or actuary appointed by the Committee and upon all opinions given by any counsel selected or approved by it.

12.2     Records

         All acts and determinations of the Committee and the Company regarding this Plan will be duly recorded and all such records, together with such other documents as may be necessary for the administration of the Plan, will be preserved in the custody of the Committee.

12.3     Payment of Expenses

         All expenses that arise in connection with the administration of the Plan, including, but not limited to, the compensation of any enrolled actuary, accountant, legal counsel, consultant or other person who will be employed by the Committee in connection with the administration thereof, may be paid from the assets of the Plan.

12.4     Delegation of Authority

         The administrative duties and responsibilities set forth in 12.1 may be delegated by the Committee in whatever manner and extent it chooses to such person or persons as it selects. It will notify the Company and the Trustee of the authority conferred upon such person or persons.

12.5     Information Available

         Any Participant in the Plan or any Beneficiary receiving benefits under the Plan may examine copies of the Plan description, latest annual report, any bargaining agreement, the Plan, the Trust Agreement or any other instrument under which the Plan was established or is operated. The Committee will maintain all of these items in its office, or in such other place or places as it may designate from time to time for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Committee will furnish a copy of any item listed in this 12.5. The Committee may make a reasonable charge to the requesting person for the copy furnished.

12.6     Claims Procedure

         The Committee will adopt procedures for the presentation of claims for benefits and for the review of the denial of such claims by the Committee. Detailed information regarding such procedures may be obtained by writing to the Retirement Committee. The decision of the Committee upon such review will be final, subject to appeal rights provided by law.

12.7     Fiduciary Capacity

         Any person may serve in more than one fiduciary capacity with respect to this Plan.

12.8     Committee Liability

         The members of the Committee will use ordinary care and diligence in the performance of their duties, but no member will be personally liable by virtue of any contract, agreement, or other instrument made or e xecuted as a member of the Committee, nor for any mistake of judgment made by him or her or by any other member, nor for any loss unless resulting from willful misconduct or failure to exercise good faith. No member of the Committee will be liable for the neglect, omission, or wrongdoing of any other member or of the agents or counsel of the Committee. The Company will indemnify each member of the Committee against, and hold him or her harmless from any and all expenses and liabilities arising out of any act or omission to act as a member of the Committee, except such liabilities and expenses as are due to willful misconduct or failure to exercise good faith.

                                   Article 13

                               General Provisions

13.1     Amendment of Plan

         (a) The Company may amend the Plan at any time. Such amendments may include any remedial retroactive changes to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject. No amendment will diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries, except as may be required to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject.

         (b) If any amendment to the Plan changes the vesting schedule, each Participant who is an Employee with at least three Years of Service may elect to remain under the vesting schedule of the Plan prior to such amendment. If the Participant does not make the election within a reasonable time (as may be determined pursuant to governmental regulations from time to time), such Participant will be subject to the vesting schedule under the Plan as amended. In no event will the vesting percentage of the Participant's Accrued Benefit be reduced below the percentage attained by the Participant prior to such amendment.

         (c) In no event will a Participant who terminates or retires on or after the date any amendment to the Plan is effective receive less than his or her vested percentage multiplied by the Accrued Benefit prior to such date. This amount will be adjusted for the date of retirement and form of payment on the basis in effect prior to such amendment.

         (d) If any amendment to the Plan eliminates an optional form of payment, a Participant may continue to elect such form of payment with respect to any Accrued Benefit earned prior to the effective date of such amendment.

13.2     Employment Status

         Nothing contained in the Plan will be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the rights of the Company to discharge any Employee at any time.

13.3     Mergers or Consolidations

         If this Plan merges or consolidates with, or transfers its assets or liabilities to any other qualified plan of deferred compensation, no Participant will, as a result of such merger, consolidation or transfer, be entitled to a benefit on the day following such event which is less than the benefit to which he or she is entitled on the day preceding such event. For purposes of this 13.3, the benefit to which a Participant is entitled will be calculated based upon the assumption that a Plan termination and distribution of assets occurred on the day as of which the Participant's entitlement is being determined.

13.4     Provision Against Anticipation

         No benefit under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or other legal process, and any attempt to do so will be void. The preceding sentence will not apply to a qualified domestic relations order pursuant to Code Section 414(p).

13.5     Facility of Payment

         If any Participant or Beneficiary is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed for such Participant or Beneficiary, the Committee may direct the Trustee to make such payment to any person or institution maintaining such Participant or Beneficiary and the release of such person or institution will be a valid and complete discharge for such payment. Any final payment or distribution to any Participant, the legal representative of the Participant, or to any Beneficiaries of such Participant in accordance with the provisions herein will be in full satisfaction of all claims against the Plan, the Committee, the Trustee and the Company arising under or by virtue of the Plan.

13.6     Construction

         The validity of the Plan or any of its provisions will be determined under and will be construed according to federal law and, to the extent permissible, according to the laws of the State of Washington. If any provision of the Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if said illegal or invalid provision had never been included.

13.7     Legal Actions

         The Committee will be the necessary party to any action or proceeding involving the assets held with respect to the Plan or the administration thereof. No Employee, Participant, former Participant or their Beneficiaries, or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process. Any final judgment that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

13.8     Payment of Small Benefits

         Effective January 1, 1989, if a Participant terminates employment, dies, or retires and the Actuarial Equivalent value of any benefit payable under the Plan to such Participant or his or her Beneficiary does not exceed $3,500, the Committee will pay the Actuarial Equivalent value of such benefit to the Participant or Beneficiary in a lump sum. This payment must be made before the first day of the first period for which an amount is payable as an annuity unless the Participant and the Participant's spouse, if any, give written consent. If a lump sum payment is made, no other benefit under the Plan will be due to the Participant or Beneficiary unless the Participant repays such amount with interest at the rate of five percent per year. Such repayment must be made prior to the earlier of:

         (1)  the fifth anniversary of the Participant's reemployment date, or

         (2) the date the Participant incurs five consecutive one year Breaks in Service.

         If the Participant's Vested Percentage is zero, the Participant will be deemed to have received a distribution of the Vested Percentage of his or her Accrued Benefit and to have forfeited the nonvested percentage of his or her Accrued Benefit. The deemed distribution will be deemed repaid if the former Participant is reemployed by the Company before the date the former Participant incurs five consecutive one-year Breaks in Service. If repayment is made, the Accrued Benefit which the Participant had earned prior to the date he or she terminated employment will be reinstated pursuant to 6.3.

         If the Actuarial Equivalent value of the Participant's benefit at the time of a distribution exceeds $3,500, then such value at any subsequent time will be deemed to exceed $3,500.

13.9     Maximum Retirement Benefit

         (a) For purposes of this 13.9 only, the following definitions will apply:

              (1) "Annual Benefit" means a retirement benefit payable annually in the form of a straight life annuity. A benefit payable in a form other than a straight life annuity will be adjusted to be the Actuarial Equivalent of a straight life annuity before applying the limitations of this 13.9. However, no actuarial adjustment will be made for the value of a qualified joint and survivor annuity or the value of benefits that are not directly related to retirement benefits.

              (2)  "Compensation" has the meaning defined in 11.2(c).

              (3)  "Limitation Year" means a Plan Year.

              (4) "Social Security Retirement Age" means the age used as the retirement age for a Participant under Section 216(l) of the Social Security Act except that such section will be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

         (b) The Annual Benefit of a Participant may not at any time within a Limitation Year exceed the lesser of (1) or (2) below:

              (1) $98,064 for 1989. Each January 1 this $98,064 limitation will automatically be adjusted to the new dollar limitation prescribed by the Secretary of the Treasury for that calendar year. The new limitation will apply to Limitation Years ending within the calendar year of the date of adjustment.

              (2) 100% of the annual average of the Participant's Compensation from the Company for the three consecutive Limitation Years (or all Limitation Years, if fewer than three), which give the highest average.

         (c) If the Annual Benefit payable to a Participant under this Plan and all other defined benefit plans of the Company does not exceed $10,000 and the Company has not maintained a defined contribution plan in which the Participant participated, the maximum otherwise imposed by this 13.9 will not apply.

         (d)  Service or participation less than ten years

              (1) If a Participant has completed less than ten years of participation in the Plan the limit otherwise imposed by 13.9(b)(1) will be multiplied by the ratio of the Participant's years (or part thereof) of participation in the Plan to ten. This ratio will not be less than one-tenth.

              (2) If a Participant has completed less than ten Years of Service, the limits otherwise imposed by 13.9(b)(2) and 13.9(c) will be multiplied by the ratio of the Participant's Years of Service (or part thereof) to ten. This ratio will not be less than one-tenth.

              (3) To the extent provided by the Secretary of the Treasury, this 13.9(d) will be applied separately with respect to each change in the benefit structure of the Plan.

         (e) If a Participant's benefit payments are to commence before the Participant's Social Security Retirement Age, the maximum benefit amount will be reduced as follows:

              (1) If the Participant's benefit payments are to commence at or after age 62 and the Participant's Social Security Retirement age is 65, the amount described in 13.9(b)(1) will be reduced by five-ninths of one percent for each month by which benefits commence before the month in which the Participant attains age 65 or,

              (2) If the Participant's benefit payments are to commence at or after age 62 and the Participant's Social Security Retirement age is greater than 65, the amount described in 13.9(b)(1) will be reduced by five-ninths of one percent for each of the first 36 months and five twelfths of one percent for each of the additional months (up to 24) by which benefits commence before the month in which the participant attains Social Security Retirement Age.

              (3) If the Participant's benefit payments are to commence prior to the month in which the Participant attains age 62, the maximum benefit amount described in 13.9(b)(1) will reduced to the Actuarial Equivalent of the limit at age 62 determined pursuant to 13.9(e)(1) or 13.9(e)(2). For purposes of this 13.9(e) and 13.9(f) only, actuarial equivalence will be computed using an interest rate of 5% and the 1984 Unisex Pension Mortality Table.

         (f) If a Participant's benefit payments are to commence after the Participant's Social Security Retirement Age, the maximum benefit amount described in 13.9(b)(1) will be actuarially increased.

         (g) If the Accrued Benefit of any Participant as of the close of the last Limitation Year beginning before January 1, 1987 exceeds the benefit limitations under Code Section 415(b) then, for purposes of Code Section 415(b) and (e) such Participant's defined benefit dollar limitation under Code Section 415(b)(1) will be equal to his or her Accrued Benefit, determined as of such date as if the Participant had separated from service on that date. For purposes of this paragraph, any changes in the terms and conditions of the Plan or cost of living adjustments occurring after May 5, 1986 will be disregarded.

         (h) All defined benefit plans of the Company, terminated or not, will be considered as one plan for purposes of the limitations specified under this 13.9, and all entities of a controlled group of entities will be considered as one employer.

         (i) In any case in which a person is a Participant in both a defined benefit plan and a defined contribution plan maintained by the Company or any Affiliate or Subsidiary of the Company, the sum of
              (1) and (2) below for any Limitation Year may not exceed 1.0:

              (1) The defined benefit plan fraction for such Limitation Year is equal to the quotient of (A) divided by (B) below:

                   (A) The Annual Benefit of the Participant under the Plan and all other defined benefit plans (determined as of the close of such Limitation Year).

                   (B) The lesser of 125% of the amount described in 13.9(b)(1) and 140% of the amount described in 13.9(b)(2).

                   If the Employee was a participant in one or more defined benefit plans maintained by the Company, or any Affiliate or Subsidiary of the Company, which were in existence on May 5, 1986, the amount calculated in (B) will not be less than 125% of the Employee's accrued benefit under such defined benefit plans as of December 31, 1986, determined without regard to any change in the terms or conditions of the plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. The preceding sentence only applies if the defined benefit plans individually and in the aggregate satisfied the requirement of Code Section 415 as in effect on December 31, 1986.

              (2) The defined contribution plan fraction for such Limitation Year is equal to the quotient of (A) divided by (B) below:

                   (A) The aggregate of the annual additions to the Participant's account under said defined contribution plan as of the close of such Limitation Year.

                   (B) The lesser of 125% of the maximum annual additions to such account for all Years of Service with the Company, or 1.4 multiplied by 25% of the Participant's Compensation for all Years of Service with the Company.

                   If the Plan satisfied the applicable requirements of Code
                   Section 415 as in effect for the last Plan Year beginning before January 1, 1987, an amount will be subtracted from the amount calculated in (A) (but not reducing the amount in (A) to less than zero) so that the sum of the defined benefit fraction and defined contribution fraction computed under Code Section 415(e)(1) does not exceed 1.0 for such Plan Year (determined as if the changes to Code Section 415 made by the Tax Reform Act of 1986 and any technical corrections to such act were in effect for such Plan Year).

              (3) If the sum of (1) and (2) exceeds 1.0, the Annual Benefit under this Plan will be limited to such amount as will reduce such sum to 1.0.

13.10    Additional Benefit Limits for Highly Compensated Employees

         (a) For purposes of this 13.10 only, the following definitions will apply:

              (1) "Benefit" means benefits under the Plan and includes any loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any annual periodic income, any withdrawal values payable to a living Employee and any death benefits not provided by insurance on the Employee's life.

              (2) "Current Liabilities" is defined in Code Section 412(l)(7) provided that the Company may elect to use the value of current liabilities as reported on Schedule B of the Plan's most recent timely filed Form 5500 or Form 5500 C/R. Alternatively, the Company may determine current liabilities as of a later date.

              (3)  "Highly Compensated Employee" means:

                   (A) Any Employee who performs services for the Controlled Group during the determination year and who, during the look-back year:

                        (i) received Total Earnings in excess of $75,000 (as adjusted by the Secretary of the Treasury for the relevant year),

                        (ii) received Total Earnings in excess of $50,000 (as
                             adjusted by the Secretary of the Treasury for the relevant year) and was a member of the top-paid group for such year, or

                        (iii) was an officer (within the meaning of Code Section
                             416(i)) of the Controlled Group and received Total Earnings during such year that were greater than 50% of the dollar limitation in effect under Code
                             Section 415(b)(1)(A).

                   (B) Any Employee who is both (i) described in 12.10(a)(3)(A) if the term "determination year" is substituted for the term "look-back year" and (ii) is one of the 100 Employees who received the most Total Earnings from the Controlled Group during the determination year.

                   (C)  Any Employee who is a 5% owner (as defined in Code
                        Section 416(i)(1)(A)(iii)) of the Company at any time during the look-back year or the determination year.

                   (D) If no officer has satisfied the compensation requirement of 12.10(a)(3)(A)(iii) during either a determination year or look- back year, the highest paid officer for such determination year will be treated as a Highly Compensated Eligible Employee if such officer is an Eligible Employee. No more than 50 Employees (or if less, the greater of three Employees or 10% of the Employees) will be treated as officers.

                   (E) For purposes of this 13.10 the following definitions apply. The determination year is the Plan Year. The look-back year is the 12-month period immediately preceding the determination year. The top-paid group is the top 20% of Employees ranked on the basis of compensation received during the year and will be determined in accordance with Code Section 414(q)(8) and the regulations thereunder.

                   (F) An Employee who is a 5% owner or one of the 10 highly compensated employees in the Controlled Group paid the greatest amount of Total Earnings during the Plan Year and such Employee's spouse, lineal ascendants or descendants and the spouses of such lineal ascendants or descendants will be treated as a single Employee for purposes of this 13.10.

              (4) "Highly Compensated Former Employee" means any former Employee who was a Highly Compensated Employee for a separation year (as defined in Treasury Regulation section 1.414(q)-1T) or for any determination year ending on or after the Employee attains age 55, as provided by Code
                   Section 414(q)(9) and the regulations thereunder.

              (5) "Restricted Amount" is the excess of the accumulated amount of distributions to a Restricted Employee over the accumulated amount of the payments that would have been paid under:

                   (A) a straight life annuity that is the actuarial equivalent of the Restricted Employee's Benefit (other than a social security supplement), plus

                   (B) the amount of the payments that the Restricted Employee is entitled to receive under a social security supplement.

                        For this purpose, an "accumulated amount" is the amount of a payment increased by a reasonable amount of interest from the date the payment was made (or would have been made) until the date for the determination of the Restricted Amount.

              (6) "Restricted Employee" for any Plan Year means one of the 25 Highly Compensated Employees or Highly Compensated Former Employees with the greatest compensation.

         (b) In the event the Plan is terminated, the Benefit payable to any Highly Compensated Employee and any Highly Compensated Former Employee will be limited to a benefit which is nondiscriminatory under Code Section 401(a)(4).

         (c) Prior to Plan termination, the annual payment to a Restricted Employee under the Plan will be limited to an amount equal to the annual payment that would have been paid under a straight life annuity that is the actuarial equivalent to the Restricted Employee's Benefit (not including any social security supplement) plus the amount of any social security supplement payments the Restricted Employee is entitled to receive.

         (d)  13.10(c) will not apply if:

              (1) after payment of all Benefits to the Restricted Employee, the value of Plan assets is 110% or more of the value of Current Liabilities,

              (2) the value of Benefits payable to the Restricted Employee is less than one percent of the value of Current Liabilities, or

              (3) the present value of the Benefits payable to the Restricted Employee is $3,500 or less, or

              (4) upon receipt of a distribution from the Plan, the Restricted Employee deposits in escrow property having a fair market value equal to at least 125% of the Restricted Amount or, alternatively, posts a bond or letter of credit in an amount equal to at least 100% of the Restricted Amount.

13.11    Eligible Rollover Distribution

         (a) This 13.11 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this 13.11, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)  Definitions.

              (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                   Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
                   Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

              (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

13.12    Procedures with Respect to Domestic Relations Orders

         (a) In the event that a domestic relations order is received by the Plan, the Committee shall promptly notify the affected Participant and any alternate payee (or such payee's designated representative) of the receipt of such order and the Plan's procedures for determining the qualified status of such order under Code Section 414(p). The Committee shall then, within a reasonable period after receipt of such order, determine whether such order is a qualified domestic relations order and notify the Participant and each alternate payee (or such payee's designated representative) of its determination. If a Participant or an alternate payee is dissatisfied with the determination of the Committee, the Participant may appeal the Committee's decision by following the Plan procedure for appealing denied claims.

         (b) The term "domestic relations order" as used herein means any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to State law. The term "qualified domestic relations order" means a domestic relations order which assigns to an alternate payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and meets the following requirements:

              (1)  A qualified domestic relations order must clearly specify:

                   (A) Then name and last known mailing address of the Participant and of each alternate payee,

                   (B) The amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which such percentage is to be determined,

                   (C) The number of payments or period to which such order applies, and

                   (D)  Each plan of the Company to which it applies.

              (2) A qualified domestic relations order may not require the Plan to provide:

                   (A)  Increased benefits (on the basis of actuarial value),

                   (B) Benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order, or

                   (C) Any type or form of benefit, or any option, not otherwise provided under the Plan except that benefits (to the extent vested) may be paid to an alternate payee on or after the date which is ten years before the Participant's Normal Retirement Age without regard to whether the Participant has terminated employment.

         (c) During any period in which the qualified status of a domestic relations order is being determined, the Committee shall direct the Trustee to separately account for the amounts (referred to as "segregated amounts") which would have been payable to the alternate payee during such period if the order had been determined to be qualified. If within 18 months the order (or modification thereof) is determined to be a qualified domestic relations order, the Committee shall allow payment of such segregated amounts to the alternate payee. Otherwise, the segregated amounts shall be paid without regard to the court order.

     Executed this 16th day of December, 1994 at Salt Lake City, Utah.


                                       ZIONS BANCORPORATION

                                       by   /s/ Harris H. Simmons
                                          --------------------------------------
                                                President

ATTEST:

  /s/ Gary L. Anderson
- --------------------------------------
      Secretary

                                   Appendix I

                              ZIONS BANCORPORATION

                                  PENSION PLAN

                        Joint and Survivor Option Factors

An Employee retiring at any age will have the following factors applied to his or her Accrued Benefit.


                                                                               Joint & Survivor Option
                                                                       50%                 66 2/3%                100%
                                                                       ----------------------------------------------
Spouse same age as Employee                                            .880                 .850                 .790

For each year the Spouse is younger than
the Employee subtract                                                 -.005                -.006                -.008

For each year the Spouse is older than
the Employee add                                                      +.005                +.006                +.008

The maximum adjustment for age differential is limited to 20 years.

                                   Appendix II

                              ZIONS BANCORPORATION

                                  PENSION PLAN

                                Lump Sum Factors

         For the purpose of calculating the lump sum equivalent of a Participant's Accrued Benefit as of any date in a Plan Year commencing after December 31, 1985, the 1984 Unisex Pension Mortality Table is used together with the Pension Benefit Guaranty Corporation's interest rate(s) for valuing benefits under plans terminating on the first day of such Plan Year; provided that in no event shall such lump sum be less than the present value as of December 31, 1985 of a Participant's Accrued Benefit to December 31, 1985 on the basis of the following actuarial factors.

         Actuarial factors used prior to December 31, 1985 for valuing a deferred annuity of $1 per year commencing at age 65 and payable in monthly installments:

      Age                Factor            Age                Factor
      ---                ------            ---                ------
       32                0.6404             49                2.4180
       33                0.6920             50                2.6182
       34                0.7479             51                2.8357
       35                0.8082             52                3.0721
       36                0.8735             53                3.3292
       37                0.9441             54                3.6090
       38                1.0205             55                3.9138
       39                1.1031             56                4.2458
       40                1.1925             57                4.6080
       41                1.2892             58                5.0034
       42                1.3939             59                5.4356
       43                1.5073             60                5.9088
       44                1.6301             61                6.4279
       45                1.7632             62                6.9983
       46                1.9075             63                7.6261
       47                2.0639             64                8.3184
       48                2.2337             65                9.0836

                                  Appendix III

                              ZIONS BANCORPORATION

                                  PENSION PLAN

                    Early Retirement Old Plan Account Factors

                      Age                         Factor
                      ---                         ------
                       55                          .500
                       56                          .533
                       57                          .567
                       58                          .600
                       59                          .633
                       60                          .667
                       61                          .733
                       62                          .800
                       63                          .867
                       64                          .933
                       65                         1.000